EXHIBIT 99.1

CERTIFICATE OF DISSOLUTION

OF

NTS MORTGAGE INCOME FUND

        NTS Mortgage Income Fund (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”) DOES HEREBY CERTIFY:

        1.     The name of the Corporation is NTS Mortgage Income Fund.

        2.     The date the dissolution was authorized was March 27, 1989.

        3.     The Corporation shall be dissolved on December 31, 2008 in accordance with Section 13 of the Restated Certificate of Incorporation of NTS Mortgage Income Fund, as filed with the Secretary of State of the State of Delaware on March 27, 1989, and the dissolution of the Corporation has been duly authorized in accordance with Section 102(b)(5), Section 275 and Section 278 of the DGCL.

        4.     This Certificate of Dissolution shall become effective December 31, 2008.

        5.     That the names and addresses of the directors and officers of the Corporation are as follows:

DIRECTORS

J.D.Nichols 10172 Linn Station Road Suite 200 Louisville, Kentucky 40223

Brian F. Lavin 10172 Linn Station Road Suite 200 Louisville, Kentucky 40223

Robert M. Day 1447 Peachtree Street Suite 430 Atlanta, Georgia 30309

Robert A. Guimbarda 1401 South Brentwood Boulevard Suite 675 St. Louis, Missouri 63144

Gerald B. Thomas

12121 Belmont Park Circle Louisville, Kentucky 40243

OFFICERS

Brian F. Lavin, President 10172 Linn Station Road Suite 200 Louisville, Kentucky 40223

Gregory A. Wells, Secretary, Treasurer, Chief Financial Officer 10172 Linn Station Road Suite 200 Louisville, Kentucky 40223

Rosann D. Tafel, Assistant Secretary 10172 Linn Station Road Suite 200 Louisville, Kentucky 40223

Neil A. Mitchell, Assistant Treasurer 10172 Linn Station Road Suite 200 Louisville, Kentucky 40223

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Dissolution to be duly executed this 31st day of December, 2008.

NTS MORTGAGE INCOME FUND By: /s/ Gregory A. Wells —————————————— Name: Gregory A. Wells Title: Secretary, Treasurer and Chief Financial Officer